Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com Glatfelter Insurance Group 183 Leader Heights Road York, PA 17402 www.glatfelters.com

Contacts:

AIG

Investors: Liz Werner; +1-212-770-7074; elizabeth.werner@aig.com

Media: Daniel O’Donnell; +1-212-770-3141; daniel.odonnell@aig.com

Glatfelter Insurance Group
Corporate Marketing: DeAnna Halewski / Staci Cretu; +1-717-741-0911

Media: Matthew Sherman / Jim Golden / Jill Kary (Joele Frank, Wilkinson Brimmer Katcher); 212-355-4449

AIG TO ACQUIRE GLATFELTER INSURANCE GROUP

NEW YORK, NY and YORK, PA, September 21, 2018 – Leading global insurer American International Group, Inc. (NYSE: AIG) today announced it has entered into a definitive agreement to acquire Glatfelter Insurance Group (“Glatfelter”), a full-service broker and insurance company providing services for specialty programs and retail operations. Headquartered in York, Pennsylvania, Glatfelter brings high-quality program underwriting capabilities that will accelerate the strategic positioning of AIG’s General Insurance business. The terms of the transaction were not disclosed.

“Glatfelter Insurance Group is an outstanding strategic fit with AIG, bringing high-quality specialty programs business capabilities, a demonstrated track record of strong underwriting results and proprietary program management technology to our General Insurance operations,” said Brian Duperreault, President and Chief Executive Officer of AIG. “Glatfelter’s highly talented leadership team will strengthen our efforts to deliver long-term, profitable growth for AIG.”

Peter Zaffino, AIG’s Chief Executive Officer, General Insurance, said, “I have worked closely with Tony Campisi and Glatfelter for many years and admire their differentiated value for clients, high client retention, collaborative culture and impressive in-house technical capabilities. The addition of Glatfelter to AIG General Insurance accelerates the strong underwriting culture we are establishing. I look forward to formally welcoming Tony and the Glatfelter colleagues to AIG.”

Tony Campisi, Chief Executive Officer of Glatfelter Insurance Group said, “We have been doing program business with AIG for 40 years and have developed a very special relationship based on mutual trust and a strong underwriting culture. We consider the leadership at AIG to be among the most talented in the insurance industry and look forward to being an integral part of AIG’s commitment to expanding their presence in program business.”

FOR IMMEDIATE RELEASE

Founded in 1951, Glatfelter’s operations include approximately 3,000 brokers serving approximately 30,000 insureds in the U.S. and Canada. Glatfelter has established unique and differentiated value across multiple niche program spaces. Upon closing, Tony Campisi will report directly to David McElroy, the incoming Chief Executive Officer of AIG General Insurance’s Lexington business.

The transaction is expected to close in the fourth quarter of 2018, subject to customary closing conditions, including regulatory approvals and clearances in relevant jurisdictions.

Advisors

BofA Merrill Lynch is exclusive financial advisor to Glatfelter and Willkie Farr & Gallagher LLP provided legal counsel to Glatfelter. Evercore is exclusive financial advisor to AIG and Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel to AIG.

About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

FOR IMMEDIATE RELEASE

About Glatfelter Insurance Group

Glatfelter Insurance Group is one of the largest privately-owned insurance brokers in the United States with more than 500 associates serving approximately 30,000 insureds. Glatfelter is honored that its brokers and insureds place their trust in Glatfelter year after year. Such trust drives Glatfelter’s actions and serves as a continuous reminder of the organization’s responsibility to all of its constituents. Glatfelter Insurance Group focuses on providing responsive coverages and fair and considerate claims services for its specialty programs and retail operations. Glatfelter’s broad industry experience allows it to provide a depth of knowledge as trusted insurance advisers and providers.

Forward-Looking Statements

Certain statements in this press release may include projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and AIG and Glatfelter may make related oral, forward-looking statements on or following the date hereof. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s and Glatfelter’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s and Glatfelter’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal,” or “estimate.” It is possible that AIG’s or Glatfelter’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements.

The proposed transaction is subject to risks and uncertainties and factors that could cause AIG’s or Glatfelter’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include, but are not limited to: (i) that AIG and Glatfelter may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the failure to realize the expected synergies from the proposed transaction or delay in realization thereof; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (v) risks related to disruption of management’s attention from Glatfelter’s ongoing business operations due to the proposed transaction; (vi) the effect of the announcement of the proposed transaction on Glatfelter’s relationships with its clients, employees, operating results and business generally; (vii) the outcome of any legal proceedings to the extent initiated against AIG, Glatfelter or others following the announcement of the proposed transaction, as well as AIG’s and Glatfelter’s management’s response to any of the aforementioned factors; (viii) industry conditions; and (ix) other factors that can be found in AIG’s press releases and Securities and Exchange Commission filings.

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